                                                                     Exhibit 3.4

                             CERTIFICATE OF RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           SWEETHEART CUP COMPANY INC.
                           ---------------------------
       Pursuant to Section 245 of the General Corporation Law of Delaware

     Roger A. Cregg and Robert J. Klein, being the duly elected Vice President and Assistant Secretary, respectively, of Sweetheart Cup Company Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify as follows:

     1. That the Corporation filed its original certificate of Incorporation with the Delaware Secretary of State on August 19, 1981 (the "Certificate").

     2. That the Board of Directors of the Corporation pursuant to unanimous written consent and in accordance with sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted resolutions proposing to amend, integrate and restate the Corporation's Certificate in its entirety to read as set forth in EXHIBIT A attached hereto and made a part hereof (the "Restated Certificate") and further directed that the Restated Certificate be submitted to the sole stockholder of the Corporation for its consideration and approval.

     3. That in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, the Restated Certificate was duly adopted and approved pursuant to a written consent signed by the sole stockholder's of the Corporation.

     IN WITNESS WHEREOF, the undersigned, being the Vice President and Assistant Secretary hereinabove named, for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Restated Certificate of Incorporation this 30th day of August, 1993.


                               By: /s/Roger A. Cregg
                                   ---------------------------------------------
                                    Roger A. Cregg, Vice President

ATTEST:


By: /s/ Robert A. Klein
    --------------------------------
     Robert A. Klein, Assistant
       Secretary

                                                                       Exhibit A


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           SWEETHEART CUP COMPANY INC.


                                 ARTICLE FIRST
                                 -------------

     The name of the corporation is Sweetheart Cup Company Inc.

                                 ARTICLE SECOND
                                 --------------

     The address of the corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                 ARTICLE THIRD
                                 -------------

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act. or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH
                                 --------------

     The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, with a par value of $0.05 per share.

                                 ARTICLE FIFTH
                                 -------------

     The corporation is to have perpetual existence.

                                 ARTICLE SIXTH
                                 -------------

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                ARTICLE SEVENTH
                                ---------------

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                 ARTICLE EIGHTH
                                 --------------

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHTH shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                 ARTICLE NINTH
                                 -------------

     The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                 ARTICLE TENTH
                                 -------------

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.




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